Consent of Independent Certified Public Accountants

     We have issued our report dated August 16, 1996 accompanying the financial statements of Investors' Quality Tax-Exempt Trust, 4th Multi-State as of June 30, 1996, and for the period then ended, contained in this Post-Effective Amendment No. 13 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".






                                        Grant Thornton LLP



Chicago, Illinois
October 25, 1996